UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sunset Island Group, Inc.
(Exact name of registrant as specified in its charter)

Colorado	7900	47-3278534
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Id. No.)

555 N. El Camino Real #A418 San Clemente, CA 92672
(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Explanatory Note

On July 28, 2017 Sunset Island Group (“SIGO”) filed with the Securities and Exchange Commission (“Commissio”) a registration statement on Form S-1 (File No. 333-218967) (“Registration Statement”) to register the offer and sale of up to 20,000,000 shares of Sunset Island Group common stock, $0.0001 par value. The Registration Statement was declared effective by the Commission on August 4, 2017.

Deregistration of Securities

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate this offering and deregister the 19,160,000 unsold shares of Sunset Island Group common stock, $0.001 par value, offered pursuant to the Registration Statement and Subsequent Registration Statement. Accordingly, Sunset Island Group hereby deregisters the 19,160,000 unsold shares of its common stock registered pursuant to the Registration Statement and Subsequent Registration Statement.

Common Shares Outstanding

As of November 2, 2017, Sunset Island Group had 4,871,771 shares of its common stock, $0.001 par value, issued and outstanding.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Clemente, CA on the November 2, 2017.

Sunset Island Group, Inc.

By:	/s/ Valerie Baugher
Valerie Baugher
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the listed capacities on November 2, 2017:

By:	/s/ Valerie Baugher
Valerie Baugher
President, Chief Executive Officer, Principal Executive Officer, Secretary, Treasurer, Principal Financial Officer, Principal Accounting Officer and Sole Director

3